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                                  EXHIBIT 23.2
                         HARVEST NATURAL RESOURCES, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115841, 333-94823, 333-49114 and 333-85900) and
Form S-3 (No. 333-17231) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated March 2, 2004, relating to the financial statements of Limited Liability Company Geoilbent, which appears in this Form 10-K.

ZAO PricewaterhouseCoopers Audit

Moscow, Russia
February 23, 2006